Exhibit 10.12

Execution version

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of October 26, 2018 by and among:

1.                        Wimi Hologram Cloud Inc, a company organized and existing under the laws of the Cayman Islands (the “Company”);

2.                        WiMi Hologram Cloud Limited, a company organized and existing under the laws of Hong Kong (the “HK Company”);

3.                        Beijing Hologram Wimi Cloud Network Technology Co., Ltd. (北京全息微美云网络科技有限公司), a wholly foreign owned enterprise incorporated and existing under the Laws of the PRC (the “WFOE”);

4.                        Beijing Wimi Cloud Software Co., Ltd (北京微美云息软件有限公司), a limited liability company incorporated under the Laws of the PRC (the “Domestic Company”);

5.                        ZHAO JIE (赵杰), a PRC citizen (the “Founder”);

6.                        Wimi Jack Holdings Ltd, a company organized and existing under the laws of the British Vrigin Islands;

7.                        Vital Success Global Ltd, a company organized and existing under the laws of the British Vrigin Islands (together with Wimi Jack Holdings Ltd (the “Founder Holding Companies”);

8.                        Asean China Investment Fund IV L.P., an exempted limited partnership incorporated under the laws of the Cayman Islands with registered number CO-94848; and

9.                        Asean China Investment Fund (US) IV L.P., a limited partnership incorporated under the laws of the State of Delaware, U.S. (together with Asean China Investment Fund IV L.P., the “Investor” ).

The Company, the HK Company the WFOE and the Domestic Company are referred to collectively herein as the “Group Companies”, and each a “Group Company”.

RECITALS

A.            The Parties contemplate that the ownership structure among the Group Companies listed above shall be as follows: (i) the Company owns 100% of equity interests in the HK Company; (ii) the HK Company owns 100% of equity interests in the WFOE.

B.            The Group Companies are engaged in the business of hologram cloud software (together with any other business of any Group Company, the “Business”). The Group Companies seek expansion capital to grow the Business and, correspondingly, seek to secure an investment from the Investor, on the terms and conditions set forth herein.

C.            The Investor intends to invest in the Company by subscribing for certain Series A Preferred Shares in aggregate (the “Purchased Shares”) to be issued by the Company at the Closing pursuant to the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1

AGREEMENT TO PURCHASE AND SELL SHARES

SECTION 1.01         Agreement to Purchase and Sell Purchased Shares.

(a)           Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, that number of Purchased Shares as set forth opposite the name of the Investor, at the purchase price set forth opposite such Investor’s name on Schedule A attached hereto (the “Purchase Price” or the “Series A Original Issue Price”).

(b)           The Purchased Shares shall have the rights, privileges and restrictions as set forth in the Amended and Restated Memorandum and Articles of Association of the Company attached hereto as Exhibit A (the “Restated Articles”) and the Shareholders’ Agreement of the Company attached hereto as Exhibit C (the “Shareholders’Agreement”).

SECTION 1.02         Transfer of Funds.

The Purchase Price shall be paid by wire transfer of United States dollars in immediately available funds to a designated account of the Company, provided that the Company shall deliver wire transfer instructions to the Investor at least ten (10) business days (defined as any day other than a Saturday or Sunday on which banks are ordinarily open for business in New York City and in Hong Kong) prior to the Closing (as defined in Section 2.01).

SECTION 2

CLOSINGS; DELIVERY

SECTION 2.01     Closing.

The sale of the Purchased Shares shall be held at the office of the legal counsel of the Company within ten (10) business days after the fulfillment of the conditions to closing as set forth in Section 6 or at such other time and place as the Company and the Investor may mutually agree upon (the “Closing”).

SECTION 2.02     Delivery.

At the Closing, in addition to any items the delivery of which is made an express condition to the Investor’s obligations at the Closing pursuant to Section 6, the Company shall deliver to the Investor (i) a copy of updated register of members of the Company showing the Investor as the holder of the Purchased Shares, certified by the registered agent of the Company, (ii) a copy of updated register of directors of the Company certified by the registered agent of the Company, and (iii) a duly issued share certificate or certificates to the Investor representing the Purchased Shares issued in the name of the Investor, duly signed and sealed for and on behalf of the Company.

Subject to the satisfaction or waiver of all the conditions set forth in Section 6 below, the Investor shall pay the Purchase Price to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at the Closing.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE GROUP COMPANIES

The Group Companies, the Founder Holding Companies and the Founder hereby jointly and severally represent and warrant to the Investor, subject to the disclosures set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached to this Agreement as Exhibit B (which Disclosure Schedule shall be deemed to be representations and warranties to the Investor), as of the date hereof and the date of Closing (the “Closing Date”) as follows.

SECTION 3.01     Organization, Standing and Qualification.

Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party. Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), assets relating to, or results of operation of or business (as presently conducted and proposed to be conducted) of any Group Company (a “Material Adverse Effect”).

SECTION 3.02     Capitalization.

The authorized share capital of the Company consists of the following:

(a)           Ordinary Shares. Immediately prior to the Closing, a total number of 20,115,570 Class A Ordinary Shares of par value US$0.0001 each, of which 20,115,570 shares are issued and outstanding (the “Class A Ordinary Shares”); (ii) a total number of 466,967,730 Class B Ordinary Shares of par value US$0.0001 each, of which 79,884,430 shares are issued and outstanding (the “Class B Ordinary Shares”) (together with the Class A Ordinary Shares, the “Ordinary Shares”);

(b)           Preferred Shares. Immediately prior to the Closing, a total of 12,916,700 authorized Series A Preferred Shares, par value US$0.0001 per share of the Company, of which none was issued and outstanding.

(c)           Options, Reserved Shares. The Company has reserved enough Ordinary Shares for issuance upon the conversion of Series A Preferred Shares. Except for the conversion privileges of the Series A Preferred Shares and the ESOP adopted by the Company (as defined below), there are no options, warrants, conversion privileges, agreements or rights of any kind with respect to the issuance or purchase of the shares of the Company.

(d)           Outstanding Security Holders. A complete and current list of all shareholders, option holders and other security holders of the Company as of the date hereof and as of the Closing Date indicating the type and number of shares, options or other securities held by each such shareholder, option holder or other security holder is set forth in Section 3.02(d) of the Disclosure Schedule.

(e)           Except for the ESOP adopted by the Company, covering the grant of up to 15,000,000 Class B Ordinary Shares (or options therefor) (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events) to employees, officers, directors, or consultants of a Group Company (the “ESOP”), no share plan, share purchase, share option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

SECTION 3.03     Subsidiaries; Group Structure.

Except for (i) the HK Company, one hundred percent (100%) of the equity interests of which are owned by the Company, and (ii) the WFOE, one hundred percent (100%) of the equity interests of which are owned by the HK Company, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity. The WFOE does not have any other subsidiaries, or own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity, nor maintains any offices or branches or subsidiaries.

SECTION 3.04     Due Authorization.

All corporate action on the part of the Group Companies and, as applicable, their respective officers, directors and shareholders necessary for (i) the authorization,

execution and delivery of, and the performance of the obligations of the Group Companies under this Agreement and the Shareholders Agreement and the various agreements, instruments or documents attached to or entered into in connection with this Agreement (collectively with this Agreement, the “Transaction Documents”), the Restated Articles, the certificate of incorporation or other equivalent corporate charter documents of any of the Group Companies (collectively with the Restated Articles, the “Constitutional Documents”) and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Preferred Shares being sold under this Agreement and of the Ordinary Shares issuable upon conversion of such Preferred Shares have been taken or will be taken prior to the Closing. Each of the Transaction Documents and the Constitutional Documents is or will, upon its execution be a valid and binding obligation of each Group Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

SECTION 3.05     Valid Issuance of Purchased Shares.

(a)           The Purchased Shares when issued, sold and delivered in accordance with the terms of this Agreement will be, duly and validly issued, and nonassessable.

(b)           All currently outstanding capital shares of the Company are duly and validly issued and nonassessable, and all outstanding shares, options, warrants and other securities of the Company and each other Group Company have been issued in full compliance with the requirements of all applicable securities laws and regulations including, to the extent applicable, the registration and prospectus delivery requirements of the United States Securities Act of 1933, as amended (the “Act”), or in compliance with applicable exemptions therefrom, and all other provisions of applicable securities laws and regulations, including, without limitation, anti-fraud provisions.

SECTION 3.06     Liabilities.

No Group Company has any indebtedness for borrowed money that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable.

SECTION 3.07     Litigation.

There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or currently threatened against any of the Group Companies, any Group Company’s activities, properties or assets or against any officer, director or employee of each Group Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of any Group Company, or otherwise. To the best knowledge of the Group Companies, there is no factual or legal basis for any such Action that is likely to result, individually or in the aggregate, in any Material Adverse Effect. There are no Actions pending against any of the Group Companies or threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties. None of the Group Companies is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by any Group Company currently pending or which it intends to initiate.

SECTION 3.08     Compliance with Laws; Consents and Permits.

None of the Group Companies nor any shareholders of the Company is or has been in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties in material aspects, including but not limited to the registration requirement for the Founder’s investment in the Company under the Notice on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Investment and Financing and Roundtrip Investment through Offshore Special Purpose Vehicles issued by the State Administration of Foreign Exchange (“SAFE”) on July 4, 2014 (“SAFE No. 37 Notice”) and any successor rule or regulation under PRC law. All consents, licenses, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any governmental authority (the “Permits”) and any third party (collectively with the Permits, the “Consents”) which are required to be obtained or made by each Group Company in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to and shall be fully effective as of the Closing (if it occurs). Each Group Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted and as proposed to be conducted, the absence of which would be reasonably likely to have a Material Adverse Effect. None of the Group Companies is in default under any of such franchises, permits, licenses or other similar authority.

SECTION 3.09     Exempt Offering.

The offer and sale of the Purchased Shares under this Agreement are or shall be exempt from the registration requirements and prospectus delivery requirements of the Act, and from the registration or qualification requirements of any other applicable securities laws and regulations.

SECTION 3.10     Group Companies.

The Company was formed solely to acquire and hold an equity interest in the HK Company, and since its formation has not engaged in any business and has not incurred any liability in the course of its business of acquiring and holding its equity interest in its operating subsidiaries. The HK Company was formed solely to acquire and hold an equity interest in the WFOE, and since its formation has not engaged in any business and has not incurred any liability in the course of its business of acquiring and holding its equity interest in its operating subsidiaries. The WFOE are engaged solely in the Business and have no other activities.

SECTION 3.11     Disclosure.

Each Group Company has fully provided the Investor with all the information that the Investor have requested for deciding whether to purchase the Purchased Shares and all information that each Group Company reasonably believes is necessary or relevant to enable the Investor to make an informed investment decision. No representation or warranty by any Group Company in this Agreement and no information or materials provided by any Group Company to the Investor in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. No financial forecasts or forward-looking statements in any business plans or other materials provided by any Group Company to the Investor have been prepared based on unreasonable assumptions.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company that:

SECTION 4.01     Authorization.

Such Investor has all requisite power, authority and capacity to enter into this Agreement, the Shareholders Agreement and to perform its obligations under this Agreement, the Shareholders Agreement. This Agreement has been duly authorized, executed and delivered by such Investor. This Agreement and the Shareholders Agreement, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

SECTION 4.02     Purchase for Own Account.

The Purchased Shares will be acquired for such Investor own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

SECTION 4.03     Status of Investor.

Such Investor is either (i) an “accredited investor” within the meaning of the U.S. Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act. Such Investor has the knowledge, sophistication and experience necessary to make an investment decision like that involved in the purchase of the Purchased Shares and can bear the economic risk of its investment in the Purchased Shares.

SECTION 4.04     Restricted Securities.

Such Investor understands that the Purchased Shares and the Conversion Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that the Purchased Shares and the Conversion Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

SECTION 4.05     No Brokers.

Neither such Investor nor any of its Affiliates has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, and none of them has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

SECTION 5

COVENANTS OF THE GROUP COMPANIES

Each of the Group Companies covenants to the Investor as follows:

SECTION 5.01     Use of Proceeds from the Sale of Purchased Shares.

The Company will use the proceeds from the issuance and sale of the Purchased Shares for business expansion, capital expenditure and working capital of the Company and its subsidiaries, save as otherwise stipulated in this Agreement. Unless otherwise agreed to in writing by the Board of Directors of the Company, no proceeds from the sale of the Purchased Shares shall be used (i) in the purchase of any securities, (ii) in the investment of any other entities, (iii) in the payment of any debt of the Company or its subsidiaries, or (iv) in the repurchase or cancellation of securities held by any shareholders of the Company.

SECTION 5.02     Availability of Ordinary Shares.

The Company hereby covenants that at all times there shall be made available, free of any liens, for issuance and delivery upon conversion of the Series A Preferred Shares such number of Ordinary Shares or other shares in the share capital of the Company as are from time to time issuable upon conversion of the Series A Preferred Shares from time to time, and will take all steps necessary to increase its authorized share capital to provide for sufficient number of Ordinary Shares issuable upon conversion of the Series A Preferred Shares.

SECTION 5.03     Use of Investor’s Name or Logo.

Without the prior written consent of such Investor, and whether or not such Investor is then the shareholder of the Company, none of the Group Companies, their shareholders (excluding the Investor), nor the Founder or Founder Holding Companies shall use, publish or reproduce the names of such Investor or any similar names, trademarks or logos in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes, except for the fact of the equity investments and shareholding in the Group Companies by such Investor (and in any such case shall not disclose the aggregate or individual investment amounts, pricing or ownership percentage, or any of the term of this Agreement, the Shareholders Agreement or any of the Ancillary Agreements).

SECTION 5.04     Regulatory Compliance.

Each Group Company shall comply with all applicable laws and regulations in the PRC in connection with the operations of the Group Companies. Each Group Company shall use its best efforts to cause all shareholders of each Group Company, and any successor entity or controlled affiliate of any Group Company to, timely complete all required registrations and other procedures with applicable governmental authorities (including without limitation to SAFE) as and when required by applicable laws and regulations. The Group Companies shall ensure that, each entity described above and its respective shareholders are in compliance with such requirements and that there is no barrier to repatriation of profits, dividends and other distributions from the WFOE (or any successor entity) to the Company.

SECTION 5.05     No Engagement.

Until the first anniversary of a Qualified Public Offering, the Founder (i) shall devote all his professional time to attend the business of the Group Companies; (ii) shall not seek or engage in any other business or endeavors unless with prior written approval of the Board of Directors; and (iii) shall not resign from the Group Companies unless his resignation or alternative arrangement for such resignation is approved by the Board of Directors.

SECTION 5.06     File of Articles.

Within ten (10) business days following the Closing, the Restated Articles (in the form attached hereto as Exhibit A) together with the special or written shareholders resolutions on approving its adoption shall have been duly filed with the Registrar of Companies in the Cayman Islands.

SECTION 5.07     Tax Matters.

The WFOE and the Domestic Company shall comply with all applicable PRC tax laws and regulations in all material respects, including without limitation, laws and regulations pertaining to income tax, value added tax and business tax.

SECTION 5.08     Permit and License.

As soon as practicable after the Closing, the WFOE and the Domestic Company shall, and the Group Companies shall cause the WFOE and the Domestic Company to, obtain all the permits and licenses and any similar authority in full compliance with applicable laws for the conduct of their business as currently conducted and as proposed to be conducted.

SECTION 5.09     Maintenance of Properties.

The Group Companies shall maintain all their properties and assets in good working order and condition (except normal wear and tear). With respect to the property and assets it leases, each of the Group Companies shall use such property and assets in full compliance with the lease agreements and holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims.

SECTION 5.10     SAFE 37 Notice Registration.

The Founder shall, as soon as practical after the Closing, complete the registration with SAFE with respect to hisinvestment in the Company in accordance with the registration requirements under the SAFE 37 Notice.

SECTION 5.11     Control Documents.

The WFOE, the Domestic Company and certain other parties designated by the existing Shareholders of the Company shall, as soon as practical after the Closing, enter into a series of transaction documents, including (i) Exclusive Business Cooperation Agreement (独家业务合作协议); (ii) Exclusive Option Agreement (独家购买权合同); (iii) each Power of Attorney (授权委托协议); (iv) Share Pledge Agreement (股权质押合同); and (v) Exclusive Assets Purchase Agreement (资产独家购买合同) (collectively, the “Control Documents”).

SECTION 6

CONDITIONS OF INVESTOR’S OBLIGATIONS AT CLOSING

The obligation of the Investor to purchase the Purchased Shares at the Closing is subject to the fulfillment, to the satisfaction of such Investor (or waiver thereof such Investor) on or prior to the Closing Date, of the following conditions:

SECTION 6.01     Representations and Warranties True and Correct.

The representations and warranties made by the Group Companies in this Agreement shall be true and correct and complete when made, and shall be true and correct and complete as of the Closing Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

SECTION 6.02     Performance of Obligations.

Each Group Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

SECTION 6.03     Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to such Investor, and such Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 6.04     Approvals, Consents and Waivers.

Each Group Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to all permits, authorizations, approvals, consents or permits of any governmental authority or regulatory body.

SECTION 6.04     Amendment to Constitutional Documents.

The Restated Articles (in the form attached hereto as Exhibit A) shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and its shareholders. The

SECTION 6.05     Register of Members.

Such Investor shall have received a copy of the Company’s register of members, certified by the registered agent of the Company as true and complete as of the date of the Closing, updated to show such Investor as the holder of the Purchased Shares as of the Closing.

SECTION 6.06     Execution of Shareholders Agreement.

The Company shall have delivered to such Investor the Shareholders Agreement (in the form attached hereto as Exhibit C), duly executed by the Company and all other parties thereto.

SECTION 6.07     Good Standing.

Such Investor shall have received a copy of certificate of good standing issued by the Registrar of Companies of the Cayman Islands.

SECTION 6.08     Approval by Investment Committee.

Such Investor shall have received approvals, if required, by its investment committee for entering into the transactions contemplated hereunder.

SECTION 6.09     No Material Adverse Effect.

There shall have been no Material Adverse Effect in aspects of the Business, assets, financial position, operation and prospect of the Group Companies since the date of this Agreement.

SECTION 6.10     Appointment of Directors.

One (1) Director nominated by the Investor shall have been duly appointed to the Board of Directors of the Company, which appointment shall become effective upon the Closing.

SECTION 6.11     Completion of VIE Restructuring.

Each of the Group Companies, the Founder and the Founder Holding Companies shall have completed all of the items required for setting up the VIE structure, and shall deliver evidence satisfactory to the Investor that such items have been completed.

SECTION 6.11     The Minimum Investment Amount of Series A Financing.

The Company and the Founder shall procure the other investors other than the Investor to enter into relevant share purchase agreements for the purchase of Series A Preferred Shares in the Series A Financing contemplated under this Agreement. The total investment amount of Series A Financing (excluding the Investor) shall not be less than US$10,000,000.

SECTION 7

CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING

The obligations of the Company under this Agreement at the Closing with respect to such Investor are subject to the fulfillment, on or prior to the Closing Date of the following conditions:

SECTION 7.01     Representations and Warranties.

The representations and warranties of such Investor contained in Section 4 hereof shall be true and correct as of the Closing Date.

SECTION 7.02     Execution of Transaction Documents.

Such Investor shall have executed and delivered to the Company the Transaction Documents.

SECTION 8

MISCELLANEOUS

SECTION 8.01     Indemnity.

Each Group Company hereby agrees to jointly and severally indemnify and hold harmless the Investor, its Affiliates and its and their respective employees, officers, directors, and assigns (collectively, the “Indemnified Parties”), from and against any and all direct losses suffered by such Indemnified Parties, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements in or pursuant to this Agreement or any of the other Transaction Documents.

SECTION 8.02     Termination.

This Agreement may be terminated prior to the Closing (i) by mutual written consent of the Parties, (ii) by the Investor or the Company if the Closing has not occurred within [one hundred and twenty days (120) days] after the signing of this Agreement, provided that the right to terminate this Agreement pursuant to this Section 8.02 shall not be available to that party whose breach of any provision of this Agreement has been the cause of, or has resulted, directly or indirectly, in, the failure of the Closing to be consummated, (iii) by the Investor, by written notice to the Company if there has been a material misrepresentation or material breach of a covenant or agreement contained in this Agreement on the part of any Group Company and/or the Founder Group Companies and/or the Founder before the Closing, or (iv) by the Investor if, due to any change of the applicable Laws, the consummation of the transactions contemplated hereunder would become prohibited under applicable Laws.

SECTION 8.03     Governing Law.

This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong without regard to principles of conflicts of law thereunder.

SECTION 8.04     Survival.

The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

SECTION 8.05     Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by the Group Companies without the written consent of the Investor.

SECTION 8.06     Notices.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit D hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit D; or (d) three (3) business days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit D with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.06 by giving, the other parties written notice of the new address in the manner set forth above.

SECTION 8.07     Amendments.

Any term of this Agreement may be amended only with the written consent of the Group Companies and the Investor.

SECTION 8.08     Waivers.

Each of the Group Companies, by executing this Agreement, hereby waives any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance of the Preferred Shares.

SECTION 8.09     Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any Group Company or the Investor, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such Group Company or the Investor, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Group Company or the Investor of any breach of default under this Agreement or any waiver on the part of any Group Company or the Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Group Companies and the Investor shall be cumulative and not alternative.

SECTION 8.10     Finder’s Fees.

Each party represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder’s fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

SECTION 8.11     Counterparts.

This Agreement may be executed (including facsimile signature) in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

SECTION 8.12     Severability.

If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

SECTION 8.13     Confidentiality and Non-Disclosure.

The parties hereto agree to be bound by the confidentiality and non-disclosure provisions of the Shareholders Agreement, which shall mutatis mutandis apply.

SECTION 8.14     Further Assurances.

Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

SECTION 8.15     Dispute Resolution.

(a)   The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 8.15(b) shall apply.

(b)   In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (b).

(c)   The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Administered Arbitration Rules.

(d)   The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

SECTION 8.16    Expenses.

Each Party shall bear their respective expenses incurred in connection with such Investor’s due diligence investigation of the Group Companies and the preparation of the necessary financing documents for the transaction contemplated hereunder.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

Wimi Hologram Cloud Inc

By:	/s/ Fanhua Meng
Name: Fanhua Meng
Title: Director

THE FOUNDER:

ZHAO JIE (赵杰)

/s/ Jie Zhao

THE FOUNDER HOLDING COMPANIES:

Wimi Jack Holdings Ltd

By:	/s/ Jie Zhao
Name: Jie Zhao
Title: Authorized Signature(s)

Vital Success Global Ltd

By:	/s/ CHANG Shih Jung; TAN Hui Chun
Name: CHANG Shih Jung; TAN Hui Chun
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE HK COMPANY:

WiMi Hologram Cloud Limited

By:	/s/ Fanhua Meng
Name: Fanhua Meng
Title: Director

THE WFOE:

Beijing Hologram Wimi Cloud Network Technology
Co., Ltd.

By:	/s/ Fanhua Meng
Name: Fanhua Meng
Title: Legal Representative

THE DOMESTIC COMPANY:

Beijing Wimi Cloud Software Co., Ltd.

By:	/s/ Zhaohua Yao
Name: Zhaohua Yao
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTOR:

Asean China Investment Fund IV L.P.

By:	/s/ Seah Kian Wee
Name: Seah Kian Wee
Title: Director

Asean China Investment Fund (US) IV L.P.

By:	/s/ Seah Kian Wee
Name: Seah Kian Wee
Title: Director

SCHEDULE A

NAME OF INVESTOR AND PURCHASED SHARES

Name of Investor	Amounts of Purchased Shares	Purchase Price
Asean China Investment Fund IV L.P.	7,176,841	16,668,749
Asean China Investment Fund (US) IV L.P.	1,434,292	3,331,251
Total	8,611,133	USD	20,000,000

EXHIBIT A

Restated Articles

EXHIBIT B

Disclosure Schedule

EXHIBIT C

Shareholders Agreement

EXHIBIT D

Notices

If to the Group Companies:

Address:        The Great Mall 101A, No 6, Xiaozhuang Chaoyangmenwai Ave Beijing 100026

PRC

Attn:       Ms. LIU Lan

Tel:      +86 13681022015

If to the Investor:

Address:        #30-20 UOB Plaza 2, 80 Raffles Place, 048624 Singapore

Attn:       Charles KOK Hoong Chwan

Tel:      +65 6539 3530

Email:    Charles.KokHC@UOBgroup.com

If to the Founder and Founder Holding Companies:

Address:     The Great Mall 101A, No 6, Xiaozhuang Chaoyangmenwai Ave Beijing 100026

PRC

Attn:       Mr. ZHAO Jie

Tel:      +86 10 53384913